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                                                                   Exhibit 10.10

                                                                  EXECUTION COPY




TRANSITION SERVICES AGREEMENT dated as of June 27, 2001 (this "Services Agreement"), between RAYTHEON AIRCRAFT HOLDINGS, INC., a Delaware corporation ("Seller"), RAYTHEON AEROSPACE LLC, a Delaware limited liability company and a wholly owned subsidiary of Seller (the "Company"), and RA AEROSPACE HOLDINGS, LLC, a Delaware limited liability company ("Buyer"). Each of Seller and Buyer are sometimes hereinafter referred to as a "Party" and collectively as the "Parties".

            WHEREAS Seller, Buyer, Wing Corp. and Raytheon Aerospace Company have entered into the Combination Agreement dated as of April 5, 2001 (as amended by Amendment Number One dated as of June 27, 2001, the "Agreement"), relating to the formation of a joint venture by Seller, Buyer and Company, pursuant to which Raytheon Aerospace Company merged with and into Wing Corp. and Wing Corp. was converted into the Company; and

            WHEREAS Buyer is interested in purchasing certain services from Seller and its subsidiaries and Seller and its Subsidiaries are interested in providing such services to Buyer during a transition period commencing on the Closing Date.

            WHEREAS Seller and its Subsidiaries are interested in purchasing certain services from Buyer and Company and Buyer and Company are interested in providing such services to Seller and its Subsidiaries during a transition period commencing on the Closing Date.

            NOW, THEREFORE, the Parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            All terms used herein and not defined herein shall have the meanings assigned to them in the Agreement.


                                   ARTICLE II

                AGREEMENT TO PROVIDE AND ACCEPT SERVICES

            SECTION 2.01. PROVISION OF SERVICES. (a) On the terms and subject to the conditions contained herein, Seller shall provide, or shall cause its Subsidiaries or third parties designated by it and reasonably acceptable to Buyer (such designated Subsidiaries and third parties, together with the Seller, being herein collectively referred to as the "Seller Service Providers") to provide, to the Buyer and the Company the services ("Seller Services") listed on the attached Schedule 1 ("Schedule 1"). Each Seller Service shall be provided in exchange for the consideration set forth with respect to such Seller Service on
Schedule 1 or as the Parties may otherwise agree in writing. Each of the Seller Services shall be provided and accepted in accordance with the terms, limitations and conditions set forth herein and on Schedule 1.


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            (b) On the terms and subject to the conditions contained herein,
Buyer and Company shall provide, or shall cause their Subsidiaries or third parties designated by it and reasonably acceptable to Seller (such designated Subsidiaries and third parties, together with the Buyer and Company, being herein collectively referred to as the "Buyer Service Providers," and together with the Seller Service Providers, the "Service Providers") to provide, to the Seller the services ("Buyer Services" and together with the Seller Services, the "Services") listed on the attached Schedule 1 ("Schedule 1"). Each Buyer Service shall be provided in exchange for the consideration set forth with respect to such Buyer Service on Schedule 1 or as the Parties may otherwise agree in writing. Each of the Buyer Services shall be provided and accepted in accordance with the terms, limitations and conditions set forth herein and on Schedule 1.

            SECTION 2.02. ACCESS. Buyer and Company shall make available on a timely basis to the Seller Service Providers all information and materials reasonably requested by any of the Seller Service Providers to enable it to provide the Seller Services. Buyer and Company shall provide to the Seller Service Provider reasonable access to the Buyer's and the Company's premises to the extent necessary for the purpose of providing the Seller Services.


                                   ARTICLE III

               SERVICES; PAYMENT; INDEPENDENT CONTRACTORS

            SECTION 3.01. SERVICES TO BE PROVIDED. (a) Unless otherwise agreed by the Parties, Buyer and Seller shall be required to perform, or to cause the other applicable Service Providers to perform, the Services only in a manner that is substantially similar in all material respects to the manner in which such Services were performed for the Company or the Seller, as the case may be, prior to the Closing Date, and the Services shall be used for substantially the same purposes and in substantially the same manner as the Services had been used prior to such date; PROVIDED, HOWEVER, that in no event shall the scope of the Services required to be performed hereunder exceed that described on Schedule 1 unless otherwise agreed in writing. Each of Seller and the Seller Service Providers shall act under this Services Agreement solely as an independent contractor and not as an agent of the Buyer or the Company. Each of Buyer, Company and the Buyer Service Providers shall act under this Services Agreement solely as an independent contractor and not as an agent of the Seller.

            (b) If it is necessary for any Seller Service Provider to increase staffing or acquire equipment or make any investments or capital expenditures to accommodate an increase in the use of any Seller Service beyond the level of use of such Seller Service by the Buyer or the Company prior to the Closing Date, as a result of an increase in volume of the business of the Company or a change in the manner in which the business of the Company is being conducted, Seller shall inform Buyer in writing of such increase in staffing level, equipment acquisitions, investments or capital expenditures before any such cost or expense is incurred. Upon mutual agreement of the Parties as to the necessity of any such increase, Buyer (unless Buyer and Seller

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shall otherwise agree in writing) shall advance to the relevant Seller Service
Providers an amount equal to the actual costs and expenses to be incurred in connection therewith. If such mutual agreement is not reached, Seller's obligation to provide or cause to be provided such Seller Service shall be limited to the level of use of such Seller Service by the Company prior to the Closing Date.

            (c) The Service Providers shall have the right to shut down temporarily for any reason specified in Article V (Force Majeure) hereof.

            (d) Buyer and Seller agrees to use their reasonable good faith efforts to reduce or eliminate their dependency on the Services as soon as is reasonably practicable.

            (e) If it is necessary for Seller or any other Seller Service Provider to increase staffing or acquire equipment or make any investments or capital expenditures or otherwise absorb or incur incremental expenses in order to provide any Seller Service as a result of the initial conversion or transition of such Seller Service (including, for example, costs incurred by Seller or a Seller Service Provider in order to segregate data or systems for the Company from other data or systems of Seller or the Seller Service Provider), then Buyer agrees to reimburse the Seller Service Provider in cash, promptly upon receipt of a written invoice, an amount equal to one half of the actual costs and expenses incurred by the Seller Service Provider in connection therewith.

             (f) The parties will use good faith efforts to reasonably cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include obtaining all consents, licenses or approvals necessary to permit each party to perform its obligations hereunder; PROVIDED that neither Buyer nor Seller shall be required to pay any amounts to any third parties or to grant any accommodation, financial or otherwise, to secure the same. The parties will, for a period of five (5) years after the Closing Date, maintain documentation supporting the information contained in the Exhibits and Schedules and cooperate with each other in making such information available as needed, subject to appropriate confidentiality requirements, in the event of any tax audit or litigation.

            SECTION 3.02. BUYER PAYMENT. Statements will be delivered to Buyer each month by Seller or such other Seller Service Providers designated by Seller for Seller Services provided to the Buyer and the Company during the preceding month, and each such statement shall set forth a brief description of such Seller Services and the amounts charged therefor and such amounts shall be payable by Buyer net 30 days after the date of such statement. Statements not paid within such 30-day period shall be subject to late charges, calculated based on the then current prime or base rate of Chase Manhattan Bank plus one percentage point, for each month or portion thereof the statement is overdue. In addition to the charges for the Seller Services provided hereunder, Buyer will reimburse Seller and the other Seller Service Providers for any and all actual out-of-pocket ancillary fees, costs, or expenses incurred by Seller or such Seller Service Providers in connection with providing for the Seller Services hereunder, including shipping and transportation costs, duties, taxes and other fees or expenses, where such ancillary

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fees, costs or expenses are not specifically included, or exceed, the amounts provided for such items on Schedule 1.

            SECTION 3.03. SELLER PAYMENT. Statements will be delivered to Seller each month by Buyer or such other Buyer Service Providers designated by Buyer for Buyer Services provided to the Seller during the preceding month, and each such statement shall set forth a brief description of such Buyer Services and the amounts charged therefor and such amounts shall be payable by Seller net 30 days after the date of such statement. Statements not paid within such 30-day period shall be subject to late charges, calculated based on the then current prime or base rate of Chase Manhattan Bank plus one percentage point, for each month or portion thereof the statement is overdue. In addition to the charges for the Buyer Services provided hereunder, Seller will reimburse Buyer and the other Buyer Service Providers for any and all actual out-of-pocket ancillary fees, costs, or expenses incurred by Buyer or such Buyer Service Providers in connection with providing for the Buyer Services hereunder, including shipping and transportation costs, duties, taxes and other fees or expenses, where such ancillary fees, costs or expenses are not specifically included, or exceed, the amounts provided for such items on Schedule 1.

            SECTION 3.04. DISCLAIMER OF WARRANTY. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENTS, THE SERVICES AND GOODS TO BE PURCHASED UNDER THIS SERVICES AGREEMENT ARE FURNISHED AS IS, WHERE IS, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

            SECTION 3.05. TAXES. The amounts set forth as the applicable consideration with respect to each Service on Schedule 1 do not include any sales tax, value added tax, goods and services tax or similar tax (collectively, "Taxes") and any such Taxes required to be paid by any Service Provider in connection with this Services Agreement or the performance hereof will be promptly reimbursed to such Service Providers and such reimbursement shall be in addition to the amounts required to be paid as set forth on Schedule 1.

            SECTION 3.05. USE OF SELLER SERVICES. Seller shall be required to provide, or to cause any other Seller Service Provider to provide, Seller Services only to the Company in connection with its conduct of the business of the Company as performed prior to the Closing Date. Neither Buyer nor Company shall resell any Seller Services to any person whatsoever or permit the use of the Seller Services by any person other than in connection with the conduct of the business of the Company.


                                   ARTICLE IV

                                TERM OF SERVICES


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            The provision of Services shall commence on the Closing Date and shall terminate no later than the date indicated for each such Service on
Schedule 1; PROVIDED, HOWEVER, that: (i) any Service may be cancelled or reduced in amount or any portion thereof upon 30-days' written notice thereof subject to the requirement that the party receiving the service pay to the Service Provider the out-of-pocket costs incurred by the Service Provider, as well as the incremental internal costs incurred by the Service Providers, in each case as a result of such cancellation, which out-of-pocket and internal costs shall be set forth in reasonable detail in a written statement provided by the Service Provider to the recipient of the services; PROVIDED, HOWEVER, that if the recipient of the services provides the Service Provider with more than 30-days written notice (such days in excess of the 30-days being collectively referred to as "additional notice"), then the recipient of the services shall not be liable for such costs as and to the extent that such additional notice is sufficient to permit the Service Provider to avoid (through the use of commercially reasonable means) such costs and (ii) Seller may cease or cause any other Seller Service Provider to cease providing a Seller Service upon 90-days' written notice thereof to Buyer to the extent that Seller and the other Seller Service Providers cease to provide such Seller Services to Seller's similarly situated Subsidiaries, divisions and business units.


                                    ARTICLE V

                                  FORCE MAJEURE

            The Service Providers shall not be liable for any interruption of Service or delay or failure to perform under this Services Agreement that is due to acts of God, acts of a public enemy, acts of a nation or any state, territory, province or other political division thereof, fires, floods, epidemics, riots, theft, quarantine restrictions, freight embargoes or other similar causes beyond the control of the Service Providers. In any such event, the Service Provider's obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. The Service Provider will promptly notify the recipient of the Service, either orally or in writing, upon learning of the occurrence of such event of force majeure. Upon the cessation of the force majeure event, the Service Provider will use reasonable efforts to resume, or to cause any other relevant Service Provider to resume, its performance with the least practicable delay.


                                   ARTICLE VI

                                   LIABILITIES

            SECTION 6.01. CONSEQUENTIAL AND OTHER DAMAGES. None of the Service Providers shall be liable with respect to this Services Agreement, whether in contract, tort (including negligence and strict liability) or otherwise, but excluding willful misconduct or bad faith, for any special, indirect, incidental or consequential damages whatsoever which in any way

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arise out of, relate to or are a consequence of, the performance or nonperformance by it hereunder or the provision of, or failure to provide, any Service hereunder, including with respect to loss of profits, business interruptions or claims of customers (other than, with respect to customers, the Service Provider in its capacity as a customer). Buyer agrees to indemnify and hold harmless each Seller Service Provider from and against any such damages incurred thereby and any costs and expenses thereof arising in connection with any Seller Service and Seller agrees to indemnify and hold harmless each Buyer Service Provider from and against any such damages and any costs and expenses thereof arising in connection with any Buyer Service.

            SECTION 6.02. LIMITATION OF LIABILITY. Subject to Section 6.03, in any event, the liability of any Service Provider with respect to this Services Agreement or any act or failure to act in connection herewith (including, but not limited to, the performance or breach hereof, but excluding willful misconduct or bad faith), or from the sale, delivery, provision or use of any Service provided under or covered by this Services Agreement, whether in contract, tort (including negligence and strict liability) or otherwise, shall not exceed the fees previously paid to such Service Provider under this Services Agreement in respect of the Service from which such purported liability flows.

            SECTION 6.03. OBLIGATION TO REPERFORM. In the event of any breach of this Services Agreement by any Service Provider with respect to any error, defect or breach (which breach Service Provider can reasonably be expected to reperform in a commercially reasonable manner) in the provision of any Service, the Service Provider shall correct in all material respects such error, defect or breach or reperform in all material respects such Service at the request of the recipient of such Service and at the expense of the Service Provider. The remedy set forth in this Section 6.03 shall be the only remedy of the recipient of such Service for any such breach. To be effective, any such request by the recipient of such Service must (i) specify in reasonable detail the particular error, defect or breach, (ii) be made no more than one year from the date such Service was provided and (iii) in the case of a Seller Service be made no less than 30 days prior to the date Seller and the other Seller Service Providers cease to provide such Seller Service to Seller's similarly situated Subsidiaries, divisions and business units.

            SECTION 6.04. RELEASE AND INDEMNITY. (a) Except as specifically set forth in this Services Agreement, Buyer and Company hereby releases, each Service Provider and each of its employees, agents, officers and directors (collectively, the "Seller Indemnitees"), and Buyer and Company hereby agree to jointly and severally indemnify, defend and hold harmless the Seller Indemnitees, from and against any and all claims, demands, complaints, liabilities, losses, damages, costs and expenses arising from or relating to the use of any Seller Service provided hereunder by the Company or the Buyer or any other person using such Seller Service.

            (a) Except as specifically set forth in this Services Agreement, Seller hereby releases, each Service Provider and each of its employees, agents, officers and directors (collectively, the "Buyer Indemnitees"), and Seller hereby agree to jointly and severally indemnify, defend and hold harmless the Buyer Indemnitees, from and against any and all claims, demands, complaints, liabilities, losses, damages, costs and expenses arising from or

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relating to the use of any Buyer Service provided hereunder by the Seller or any other person using such Seller Service.

                                   ARTICLE VII

                                   TERMINATION

            SECTION 7.01. TERMINATION. Notwithstanding anything herein to the contrary, this Services Agreement shall terminate, and the obligation of the Service Providers to provide or cause to be provided any Service shall cease, on the earliest to occur of (i) the last date indicated for the termination of any Service on Schedule 1, (ii) the date on which the provision of all Services has terminated or been canceled pursuant to Article IV, (iii) the date on which this Services Agreement terminates and (iv) the fifth anniversary of the Closing Date.

            SECTION 7.02. BREACH OF SERVICES AGREEMENT. Subject to Article VI, if either Party shall cause or suffer to exist any material breach of any of its material obligations under this Services Agreement, including any failure to make payments when due, and that Party does not cure such default in all material respects within 30 days after receiving written notice thereof from the nonbreaching Party, the nonbreaching Party may terminate this Services Agreement, including the provision of Services pursuant hereto, immediately by providing written notice of termination.

            SECTION 7.03. SUMS DUE. In the event of a termination of this Services Agreement, the Service Providers shall be entitled to the immediate payment of, and the recipient of such Services shall within five Business Days pay to the Service Providers, all accrued amounts for Services under this Agreement as of the date of termination.

            SECTION 7.04. EFFECT OF TERMINATION. Sections 3.02, 3.03, 7.03 and 8.13, this Section 7.04 and Article VI shall survive any termination of this Services Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            SECTION 8.01. ASSIGNMENT. Neither this Services Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party (including by operation of law) without the prior written consent of the other Party; PROVIDED that Seller may delegate performance of all or any part of its obligations under this Services Agreement, and assign the rights relating thereto, to (i) any Subsidiary of Seller or (ii) third parties to the extent such third parties are routinely used to provide Seller Services to similarly situated Subsidiaries, divisions or business units of Seller PROVIDED FURTHER that, in each case, no such delegation shall in any way affect Seller's or Buyer's rights (including the provisions of Article VI) and

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obligations under this Services Agreement. Any purported assignment or transfer in violation of this Section 8.01 shall be null and void and of no effect.

            SECTION 8.02. NO THIRD PARTY BENEFICIARIES. Except as provided in
Section 6.04 with respect to release and indemnity, this Services Agreement is for the sole benefit of the Parties, their Subsidiaries and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the Parties, such Subsidiaries and such permitted assigns, any legal or equitable rights hereunder, whether as third party beneficiaries or otherwise, except for the third party Service Providers designated by Seller or Buyer, as the case may be, as set forth in Section 2.01.

            SECTION 8.03. AMENDMENTS. No amendment to this Services Agreement shall be effective unless it shall be in writing and signed by each Party.

            SECTION 8.04. WAIVERS. No failure or delay of any Party and their Subsidiaries in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties and their Subsidiaries hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. No provision of this Services Agreement may be waived except pursuant to a writing executed by the waiving Party.

            SECTION 8.05. NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows (or at such other address for a Party as shall be specified by notice given in accordance with this Section 8.05):

          (i) if to Seller,
                  Raytheon Company
                  141 Spring Street
                  Lexington, Massachusetts 02421-9107

                  Attention: Corporate Secretary
                  Fax No: (781) 860-3899
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                  And a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:  Adam O. Emmerich, Esq.
                  Fax No:  (212) 403-2000


          (ii) if to Buyer,
                  Raytheon Aerospace Holding, LLC
                  c/o Veritas Capital Fund, L.P.
                  660 Madison Avenue
                  New York, New York  10021
                  Attention:  Robert B. McKeon
                  Fax No.:  (212) 688-9411


                  With a copy to:

                  Winston & Strawn
                  200 Park Avenue
                  New York, New York  10166
                  Attention:  Benjamin M. Polk, Esq.
                  Fax No.:  (212) 294-4700



            SECTION 8.06. EXHIBITS AND SCHEDULES; INTERPRETATION. The headings contained in this Services Agreement or in any Schedule or Annex hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Services Agreement. All Schedules and Annexes annexed hereto or referred to herein are hereby incorporated in and made a part of this Services Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Annex but not otherwise defined therein, shall have the meaning as defined in this Services Agreement. When a reference is made in this Services Agreement to an Article, Section, Schedule or Annex, such reference shall be to an Article or Section of, or a Schedule or Annex to, this Services Agreement unless otherwise indicated. For all purposes hereof, the terms "include" and "including" shall be deemed followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Services Agreement shall refer to this Services Agreement as a whole and not to any particular provision of this Services Agreement. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of

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comparable successor statutes and references to all attachments thereto and instruments incorporated therein. A "person" means any individual, firm, corporation, partnership, joint stock company, limited liability company, trust, joint venture, Governmental Entity or other entity. References to a person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

            SECTION 8.07. COUNTERPARTS. This Services Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

            SECTION 8.08. ENTIRE AGREEMENT. This Services Agreement, including the Schedules and Annexes hereto, contains the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

            SECTION 8.09. SEVERABILITY. If any provision of this Services Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

            SECTION 8.10. CONSENT TO JURISDICTION. Buyer and Company irrevocably submit to, and Seller irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any action, suit or other proceeding arising out of this Services Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Services Agreement shall be brought by it or any of its Subsidiaries except in such courts). Buyer and Company further agree, and Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Buyer and Company irrevocably and unconditionally waives (and agrees not to plead or claim), and Seller irrevocably and unconditionally waives (and agrees not to plead or claim), and agrees to cause its Subsidiaries to irrevocably and unconditionally waive (and not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Services Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            SECTION 8.11. GOVERNING LAW. This Services Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State.


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            SECTION 8.12. WAIVER OF JURY TRIAL. Each Party hereby waives, and agrees to cause each of its Subsidiaries to waive, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Services Agreement. Each Party (i) certifies that no Representatives of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Party have been induced to enter into this Services Agreement by, among other things, the mutual waivers and certifications in this Section 8.12.

            SECTION 8.13. CONFIDENTIALITY; TITLE TO DATA. (a) Each of the Parties agrees that any confidential information of the other Party received in the course of performance under this Services Agreement shall be kept strictly confidential by the Parties, except that Seller may, for the purpose of providing Seller Services pursuant to this Services Agreement, disclose such information to any of its Subsidiaries or to third party Service Providers; PROVIDED that any such third party shall have agreed to be bound by this Section 8.13; and either Party may disclose such information to the extent reasonably necessary in connection with the enforcement of this Services Agreement. Upon the termination of this Services Agreement, each Party and its Subsidiaries shall return to the other Party and its Subsidiaries all of such other Party's and its Subsidiaries' confidential information to the extent that such information has not been previously returned. The obligations under this Section
8.13 shall not apply to (i) information of the disclosing Party or its Subsidiaries that was known to the receiving Party, without restrictions on disclosure or use, prior to its coming within the knowledge of such receiving Party in the course of performance of this Services Agreement except as provided in Section 6.3 of the Agreement, (ii) information of the disclosing Party that is, or through no fault of the receiving Party becomes, publicly available (iii) information which lawfully becomes available, without restriction on disclosure or use, from a third party and (iv) information independently developed without reference to the information provided hereunder.

            (b) Buyer and Company acknowledge that they will acquire no right, title or interest (including any license rights or rights of use) in any firmware or software, and the licenses therefor which are owned by any Service Provider, by reason of the provision of the Seller Services provided hereunder. Seller acknowledges that the Seller Service Providers will acquire no right, title or interest (including any license rights or rights of use) in any firmware or software, and the licenses therefor which are owned by Buyer or the Company, by reason of the provision of the Seller Services provided hereunder.

            SECTION 8.14. REPRESENTATIVES. The parties shall each appoint a representative (a "Representative") to facilitate communications and performance under this Services Agreement. Each party may treat an act of a Representative of the other party as being authorized by such other party without inquiring behind such act or ascertaining whether such Representative had authority to so act. The initial Representatives shall be appointed within ten Business Days after the date hereof. Each party shall have the right at any time and from time to time to replace any of its Representatives by giving notice in writing to the other party setting

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forth the name of (i) each Representative to be replaced and (ii) the replacement, and certifying that the replacement Representative is authorized to act for the party giving the notice in all matters relating to this Agreement.







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                                                                  EXECUTION COPY
                                                                  --------------


            IN WITNESS WHEREOF, the Parties have executed this Services Agreement as of the date first written above.


                                    RAYTHEON AIRCRAFT HOLDINGS, INC.

                                       By /s/ Wayne W. Wallace
                                        --------------------------
                                        Name:  Wayne W. Wallace
                                        Title: V.P. and General Counsel


                                    RAYTHEON AEROSPACE LLC

                                       By /s/ Daniel A. Grafton
                                         -------------------------
                                         Name:  Daniel A. Grafton
                                         Title: President and CEO

                                    RA AEROSPACE HOLDING LLC

                                       By /s/ Thomas J. Campbell
                                         -------------------------
                                         Name:  Thomas J. Campbell
                                         Title: